Exhibit 99.1

TEMPUR-PEDIC INTERNATIONAL INC. ANNOUNCES ADDITION TO BOARD OF DIRECTORS

For Immediate Release

LEXINGTON, KENTUCKY, JULY 19, 2004 — Tempur-Pedic International Inc. (NYSE: TPX) announced today that Sir Paul Judge has been appointed to the Tempur-Pedic International Board of Directors, effective immediately. Sir Paul Judge will also serve on the Audit Committee and Compensation Committee.

Tempur-Pedic International Chairman P. Andrews McLane stated: “Over 40% of Tempur-Pedic’s $479 million in net sales in 2003 came from outside of North America, and we believed it was important to broaden the Board of Directors by adding a director with indigenous management operating experience in Europe and elsewhere outside of North America.” Robert Trussell, Tempur-Pedic International’s Chief Executive Officer, noted: “Sir Paul Judge will provide valuable perspective to the Board of Tempur-Pedic International. We believe the Board will continue to benefit from the diversity of experience of its directors.”

Sir Paul Judge was an Open Scholar at Trinity College, University of Cambridge, graduating in 1971, and received an MBA in 1973 in Finance from Wharton Business School, where he was a Thouron Fellow. Sir Paul joined Cadbury Schweppes in 1973, and held many positions of increasing responsibility in his thirteen years there. In 1985, he led the $150 million buyout of Cadbury Schweppes’ food companies to form Premier Brands and subsequently became its Chairman. After the successful sale of Premier Brands in 1989, he was Chairman of Food from Britain, Director General of the Conservative Party, and a Ministerial Adviser at the UK Cabinet Office. In 1996 he became a Knight Bachelor in recognition of his public and political service.

Sir Paul lives in London, where he is currently Chairman of the Royal Society of Arts, Manufactures and Commerce, President-Elect of the UK Chartered Management Institute, a Director of Schroder Income Growth Fund plc, and a Member of the Advisory Board for Barclays Private Bank. He is also a Director of Standard Bank Group Ltd of South Africa and Chairman of the Wharton Board for Europe, Middle East and Africa, and Deputy Chairman of the American Management Association. Sir Paul Judge was the lead donor for the establishment of the Judge Institute of Management at the University of Cambridge.

Sir Paul Judge joins current Tempur-Pedic International Board members P. Andrews McLane, Chairman of the Board and Senior Managing Director of TA Associates, Inc., a private equity firm; Jeffrey S. Barber, Vice President of TA Associates, Inc.; Francis A. Doyle, President and Chief Executive Officer of Connell Limited Partnership; Tully M. Friedman, Chairman and Chief Executive Officer of Friedman Fleischer & Lowe LLC, a private equity firm; Nancy F. Koehn, Professor of Business at Harvard Business School; Christopher A. Masto, Managing Director of Friedman Fleischer & Lowe LLC; and Robert B. Trussell, Jr., President and Chief Executive Officer.

Forward-Looking Statements

This release may contain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the Company’s filings with the Securities and

Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company

Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes Swedish Mattresses and Neck Pillows(TM) made from the revolutionary Tempur® pressure-relieving material, a visco-elastic material that conforms to the body to provide support and help alleviate pressure points. Products are currently sold in 54 countries under the Tempur® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International are in Lexington, KY. For more information about the Company, visit www.tempurpedic.com or call 800-878-8889.

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